EXHIBIT 10.3
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TRUST DEED
Made and signed in Tel Aviv on December 21, 2005

Between:	Cellcom Israel Ltd.
P.C. 511930125
10 Hagavish St., Netanya 42140
	(the “Company”)	of the one part

A n d:	Hermetic Trust (1975) Ltd.
Company no. 51-07051-9
113 Hayarakon St., Tel Aviv
	(the “Trustee”)	of the other part

Whereas	the Company decided to hold a private issue of a series of registered debentures unlimited in amount (series B), of NIS 1 principal amount each; and

Whereas	the Trustee is a company limited by shares, incorporated in Israel, whose principal purpose is to engage in trusts; and

Whereas	the Trustee declared that there is no legal impediment to its entering into an engagement with the Company under this Trust Deed, and that it meets the requirements and qualifying conditions set in the Securities Law, as hereinafter defined, for acting as a trustee under this Trust Deed; and

Whereas	the Company requested the Trustee to act as trustee on behalf of the holders of Debentures (Series B), and the Trustee agreed thereto, all subject to and in accordance with the terms of this Trust Deed.
     Therefore, it is hereby agreed, declared and stipulated between the parties as follows:
1. Preamble, Interpretation and Definitions
1.1	The preamble to this Trust Deed and the appendices attached hereto form an integral part hereof.

1.2	The division of this Trust Deed into clauses and assigning of clause headings is done solely for convenience and as a means of reference, and may not be used for purposes of interpretation.

1.3	Words stated in this Deed in the plural form import the singular form as well, and vice versa; words stated in the masculine gender import the feminine gender as well, and vice versa; and a person imports a corporation as well, wherever this

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Deed does not provide explicitly and/or implicitly otherwise and/or the context or content does not dictate otherwise.

1.4	Terms defined in the debenture certificate and not defined in this Trust Deed shall have the meaning assigned to them in the debenture certificate.

1.5	In this Trust Deed the following terms shall have the meaning appearing alongside them, unless implied differently by the context or content:

1.6	the “Trust Deed” or “this Deed” – this Trust Deed, including the appendices attached hereto and forming an integral part thereof;

1.7	the “Debentures (Series B)” or the “debentures” – a series of registered debentures (series B) unlimited in amount, of NIS 1 principal amount each, which are to be issued by the Company under this Trust Deed;

1.8	“sum of net financial Indebtedness” known on any date – (a) the sum of the Company’s indebtedness in respect of credit taken from financial institutions, institutional investors and other holders of debentures of the Company, less (b) short-term investments of the Company, including its cash balances and its deposits with financial institutions, all as stated in the Company’s last financial statements, audited or reviewed by the Company’s auditors and certified by the Company’s board of directors prior to that date;

1.9	“financial debt” – the Company’s debt in respect of credit from a financial institution or institutional investor or in respect of a debenture of the Company;

1.10	the “Trustee” – the Trustee mentioned at the head of this Deed and/or anyone acting from time to time as trustee of the holders of the debentures under this Deed;

1.11	“register” – the register of holders of Debentures (Series B);

1.12	“debenture holder” or “holder” – the person whose name is written at the time in question in the register as the holder of the debenture, and in the case of several joint holders, the joint holder whose name is written first in the register;

1.13	“debenture certificate” – certificate of a Debenture (Series B), including the appended “Terms set forth in the back of the page set forth in the back of the page” the wording of which appears in Addendum A to this Deed;

1.14	the “Securities Law” – the Securities Law, 5728-1968, and its regulations as in force from time to time;

1.15	“principal of the debentures” – the principal amount of the unpaid Debentures in circulation;

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1.16	“Consumer Price Index” or “index” – the price index known as “the Consumer Price Index” including fruits and vegetables, published by the Central Bureau of Statistic and Economic Research, including the same index even if published by another official organization or institution replacing it, and whether built on the same data as the existing index or not. If the index is replaced by another index published by an organization or institution as aforesaid and such organization or institution has not set the ratio between such index and the replaced index, said ratio shall be set by the Central Bureau of Statistics. If such ratio is not set as aforesaid, then the Trustee in consultation with economic experts to be chosen by it will set the ratio between the other index and the replaced index;

1.17	“business day” – any day on which most of the big banks in Israel as well as the Stock Exchange clearinghouse are open to the public for the execution of transactions;

1.18	“special resolution” – as defined in Addendum B to this Deed;

1.19	“calendar month” – according to the Gregorian calendar;

1.20	the “Stock Exchange” – the Tel Aviv Stock Exchange Ltd.

1.21	“EBITDA” in any period – the Company’s earnings before depreciation expenses, financing, taxes and other deductions, all as stated in the Company’s financial statements for that period, audited or reviewed by the Company’s auditors and certified by the Company’s board of directors.
2.	Issuance of the Debentures
2.1	The Company will issue a series of registered debentures (series B) unlimited in amount, of NIS 1 principal amount each, payable in 5 equal annual installments, on January 5 of each calendar year, from January 5, 2013 to January 5, 2017 (inclusive), bearing interest at a rate of 5.30% per annum and linked, principal and interest, to the Consumer Price Index published for the month of November 2005.

2.2	The terms of the debentures will be as set out in this Deed and in the debenture certificate (including the Terms set forth in the back of the page attached to the certificate). The wording of the debenture certificate will be as set out in Addendum A to this Deed.

2.3	The debenture certificates will be ready at the Company’s offices for delivery to those entitled to them within three months from the date of the allotment of the debentures, and they will be handed over against the return of the relevant allotment letter to the Company.

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2.4	Subject to the provisions of clause 2.5 below, the Debentures (Series B) will not be listed on any stock exchange. Subject to the provisions of the law and to the Stock Exchange rules, the Company will register the debentures in the name of the Registration Company of Israel Discount Bank Ltd, and within 30 days from the date of their issuance they will be registered at the Stock Exchange clearinghouse, which will provide clearing services for the debentures, and they will also be listed in the computerized trading system for institutional investors operated by the Stock Exchange (“listing in the institutional continuous trading system”). Failure to list the debentures in the institutional continuous trading system as aforesaid owing to an act or omission of the Company shall be deemed a fundamental breach by the Company. It is hereby clarified that subject to the provisions of the law and the Stock Exchange rules, other than an institutional investor as defined in the First Schedule to the Securities Law, 5728-1968, no one may trade in the debentures in the framework of the computerized trading system for institutional investors as stated.

2.5	The Company undertakes, subject to the provisions of any law and the Stock Exchange rules, to list the debentures on the Stock Exchange on the basis of a prospectus not later than June 30, 2006 (the “determining date for listing”). If the debentures are not listed on the Stock Exchange by the determining date for listing, then –
2.5.1	The Company will notify the holders not later than July 5, 2006 that the Debentures (Series B) were not listed as stated. The debentures will continue to be traded in the computerized trading system for institutional investors, and the debenture holders will have the right (the “option”), as a sole relief, to sell to the Company the Debentures (Series B) held by them, as set out in this clause 2.5.

2.5.2	Any holder wanting to exercise the option (the “exerciser”) will notify the Company in writing (“exercise notice”), not later than July 31, 2006, of his wish to exercise the option, specifying the total principal amount of the Debentures (Series B) which he wishes to sell to the Company within the exercise (the “value sold”), and if he is a holder whose name is not listed in the register, he will attach to his notice a confirmation by the Stock Exchange member attesting to his ownership of the value sold. The exerciser will attach to the exercise notice a certificate of exemption from deduction of tax at source, if such exists.

2.5.3	Not later than one business day before September 28, 2006 (“the first exercise date”), each exerciser will sell to the Company, in an off-floor transaction, one-half of the value sold indicated in his exercise notice, and where said one-half is not a sum of principal amount in whole new shekels, the aforesaid total sum of principal amount will be rounded up to the nearest new shekel (“the half”). In return, the Company will pay the exerciser, on the first exercise date, within the off-floor transaction, the

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outstanding balance of the unpaid principal of the half, plus linkage differences, as well as the unpaid interest (together with linkage differences), to which the exerciser is entitled for the half up to the first exercise date according to the terms of the Debentures (Series B), and which was not paid by then.

2.5.4	Not later than one business day before March 29, 2007 (the “second exercise date”), each exerciser will sell to the Company, in an off-floor transaction, the value sold indicated in his exercise notice less the half (the “balance of the value sold”). In return, the Company will pay to the exerciser, on the second exercise date, within the off-floor transaction, the outstanding balance of the unpaid principal of the balance of the value sold, plus linkage differences, as well as the unpaid interest (together with linkage differences), to which the exerciser is entitled for the balance of the value sold up to the second exercise date according to the terms of the Debentures (Series B) and which was not paid by then.

2.5.5	Tax at source will be deducted from the amounts paid by the Company under this clause, where this is required by law.

2.5.6	The exercise notice submitted to the Company may not be canceled or modified. It is hereby clarified that the interest which the Company shall pay under the terms of the Debentures (Series B) during the period between July 31, 2006 and the first exercise date and the second exercise date, as the case may be, will be paid to whoever are the holders of Debentures (Series B) on the determining date for the payment of said interest.

2.5.7	The Company will notify the holders concerning the manner in which the half and the balance of the value sold should be transferred to it, not later than September 15, 2006.

2.5.8	If the sum of the value sold by all the exercisers according to the exercise notices received by the Company will not be less than 90% of the total principal amount of the Debentures (Series B) in circulation on July 31, 2006, then subject to the provisions of the law and the Stock Exchange rules, the Company will be entitled to serve notice of the early redemption of the Debentures (Series B) to take place on April 1, 2007 (the “early redemption date”). Where the Company so chose –
2.5.8.1	The debenture holders will be served a notice in this regard not later than March 1, 2007, but not earlier than October 1, 2006. On the date of service of the notice the Company will submit a report to the Stock Exchange in which it indicates the exact rate of interest to be paid to the holders on the early redemption date, calculated on the basis of 365 days in a year.

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2.5.8.2	On the early redemption date the Company will pay the holders the balance of the unpaid principal and interest (together with linkage differences) to which the holders are entitled up to the early redemption date according to the terms of the Debentures (Series B).
2.6	The Debentures (Series B) will stand pari passu among themselves, without any priority or preference the one over the other.

2.7	The Company undertakes not to create liens on its assets, of any nature or kind, for as long as the Debentures (Series B) have not been fully paid, excluding a fixed lien on assets to secure credit enabling the purchase of those assets.

2.8	The Company undertakes to pay at the times appointed for this purpose in the debentures the amounts of the principal, the interest and the linkage differences payable under the debentures, and to comply with all the other conditions and obligations imposed on it by the terms of the debentures and this Deed.
3.	The Right to Issue Additional Debentures and Other Securities

The Company reserves the right to issue at any time additional debentures series or other securities, with preferred, equal or inferior rights to the Debentures (Series B), whether they confer or do not confer a right of conversion into shares of the Company and upon such redemption, interest, linkage terms and other terms as the Company deems fit and subject to the provision of clause 2.7 above, all as the Company deems fit, at its discretion, without need of the consent of the Trustee or of the holders of Debentures (Series B) then in circulation.

4.	The Right to Issue Additional Debentures (Series B)

The Company will be entitled, from time to time, at its sole discretion, to issue additional Debentures (Series B), without need of the consent of the Trustee or of the holders of Debentures (Series B) then in circulation (“the additional Debentures (Series B)”). Without derogating from the generality of the above, the Company will be entitled to issue the additional Debentures (Series B) at the same price or at a higher or lower price than the price at which earlier debentures from series B were issued.

All the terms and provisions applying to the Debentures (Series B) will apply also to the additional Debentures (Series B); to remove doubt, it is clarified that: (a) the principal of the additional Debentures (Series B) will be paid, on every date of payment on account of the principal, proportionally to the remaining number of principal payments; and (b) the holders of the additional Debentures (Series B) will not be entitled to interest for interest periods that ended prior to their allotment date.

The Company will notify the Trustee, and the Trustee will notify the debenture holders, concerning the issuance of additional Debentures (Series B).

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5.	Purchase of Debentures by the Company and Related Bodies

The Company reserves the right to purchase at any time debentures from this series, at any price deemed appropriate by it, without derogating from the duty of payment of the balance of the unpaid debentures in circulation. The purchase of the debentures by the Company will be deemed as the redemption of those debentures, which will lapse; and if they were listed, then they will also be canceled and delisted from trade trading system for institutional investors or on the Stock Exchange, as the case may be, and the Company will not be allowed to reissue them. It is hereby clarified that if such debentures are purchased by a subsidiary or by an included company or by a related company of the Company (as this term is defined in the Securities Law) controlling shareholder in the Company, this shall not be deemed as the redemption of the debentures that were purchased by the subsidiary, the included company or the controlling shareholders in the company as aforesaid; however, for as long as the debentures are held by the subsidiary, the included company, the related company or the controlling shareholders as aforesaid, they will not confer on their holders the right to vote in general meetings of the debenture holders or taken into account for the purpose of determining the presence of a quorum, except if any one of the above is an investor from among those enumerated in the First Schedule to the Securities Law (in the matter of section 15A(b)(1) of the law), who is not investing on its own behalf (“related institutional investor”), in which case its vote will be taken into account. It is hereby clarified that a subsidiary, an included company, a related company or the controlling shareholder as aforesaid not being related institutional investors will be entitled to participate in such meetings, without a voting right.

The Company will notify the Trustee in any case of the purchase of debentures from this series by it or by a subsidiary or by an included company or by the controlling shareholder in the Company (upon learning thereof).

6.	No Collateral

The debentures are not secured by any collateral. The Company undertakes not to create liens as provided in clause 2.7 above.

7.	Immediate payment on the Debentures

Subject to the provisions of clause 8 below, the Trustee will be entitled to make call for the immediate payment on all or any of the unpaid balance of the debentures, and shall be obligated to do so if required by a special resolution (as defined in Addendum B to this Deed) passed by the general meeting of the debenture holders, or in a written demand signed by the holders of more than 50% of the unpaid balance of the principal of the debentures in circulation, all the aforesaid upon the occurrence of one or more of the circumstances enumerated below:
7.1	The Company will not pay any amount (whether principal, interest or linkage differences) due under the terms of the debentures, within seven days from the due date of that amount according to the terms of the debentures.

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7.2	A permanent liquidator is appointed to the Company by a court, or the court issues a final liquidation order in respect of the Company, or a valid resolution is passed for the voluntary liquidation of the Company.

7.3	An application is filed for the Company to make an arrangement with its creditors under section 350 of the Companies Law, 5759-1999, or a stay of proceedings order is issued against the Company under the aforesaid section, and where the application is not filed by the Company – the application or the order is not withdrawn or canceled within 45 days from when it was filed or issued, as the case may be.

7.4	The Company is dissolved or expunged for any reason whatsoever, including expunction or dissolution for the purpose of a merger or in the framework of a share swap, unless the Trustee is satisfied that the rights of the holders of Debentures (Series B) will not be prejudiced by such merger or share swap transaction.

7.5	If any of the cases enumerated below take place, according to the determination by the Trustee or in a special resolution passed by the general meeting of the debenture holders that this may to prejudice or endanger the rights of the debenture holders:
7.5.1	A temporary liquidator or temporary receiver is appointed to the Company by a court, or if the court issues a temporary liquidation order against the Company, and such appointment or order is not revoked within 30 days from when it was issued.

7.5.2	An attachment is imposed on material assets of the Company, and such attachment is not lifted within 45 days from when it was imposed.

7.5.3	An execution act is executed against material assets of the Company, and such act is not annulled within 45 days from when it was executed.

7.5.4	A permanent receiver is appointed to the Company and/or over all or a material part of its assets, and such appointment is not revoked within 45 days.

7.5.5	The Company discontinues payments and/or gives notice of its intention to discontinue payments and/or there is, in the Trustee’s opinion, a real danger that it will discontinue payments and/or cease carrying on its business and/or it is probable that it will cease carrying on its business.

7.5.6	The Company breaches or defaults on any material condition or obligation imposed on it by the terms of the debentures and this Deed, and fails to remedy such breach within 14 business days from when it received a written warning from the Trustee to remedy the breach.

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7.5.7	The holders of liens on the Company’s assets exercise their liens on material assets of the Company.

7.5.8	A call for an immediate payment is made on another debenture series that was issued by the Company, not in accordance with a resolution of the Company.

7.5.9	So long as the debentures have not been listed on the Stock Exchange – if 10 business days have elapsed from when a call for an immediate payment was made upon a financial debt by a creditor, consequent on a breach of the Company’s obligations toward such creditor; however, if in the course of those 10 business days any of the circumstances listed below occurs, no call for an immediate payment will be made on the Debentures (Series B): (1) an order is issued for the stay or cancellation of the call for an immediate payment on the financial debt; (2) the Company and the creditor arrive at an arrangement in which the call for an immediate payment is canceled, in such manner that it does not advance the original payment times that were fixed between such creditor and the Company.

In this regard, “financial debt” – excluding existing indebtedness of the Company to banks in their amount on December 31, 2005.

7.5.10	Up to the listing of the debentures on the Stock Exchange – the transfer of control in the Company. In this regard, “control” – as defined in the Securities Law, except if the identity of the new holder of the controlling shareholder was approved by a meeting of the holders of Debentures (Series B).

7.5.11	Up to the listing of the debentures on the Stock Exchange – any other event which, in the Trustee’s reasonable opinion, constitutes a material injury and/or gives rise to a real concern of material injury to the rights of the holders of Debentures (Series B), including due to events as aforementioned in the beginning of this clause 7.5.11, coming to the Trustee’s attention pursuant to notices of the Company served as provided in clause 15.13 below.
8. Prior Notice Before a Call for Immediate Payment
8.1	Notwithstanding the aforesaid in clause 7 above, the Trustee will not make a call for an immediate payment on the debentures unless the Trustee served the Company prior written notice of its intention to do so, and the Company failed to comply with the contents of such notice within 15 days from the receipt thereof (“the curing period”).

8.2	In the prior notice as aforesaid the Company will be required to pay the amount in arrears, and/or to comply with the other provisions of this Trust Deed or terms of the debentures the breach of which or noncompliance with which constitute cause

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for making a call for an immediate payment, and/or to restore the status quo according to the event set forth in clause 7 above constituting cause for a call for an immediate payment, in respect of which the aforesaid notice was served.

8.3	Notwithstanding the provisions of clause 8.1 above, if the Trustee is of the opinion that a delay in making a call for an immediate payment on the Company’s debt, as stated in clause 8.1 above, will materially endanger the rights of the debenture holders, it will be entitled to shorten the curing period up to 3 business days, in order to prevent such danger to the rights of the debenture holders, provided it affirms this to the Company in a notice served to it simultaneously with the call for an immediate payment on the debentures.
9. Claims and Proceedings by the Trustee
9.1	Whenever a call for an immediate payment is made on the debentures, the Trustee will be entitled, at its discretion and without further notice, to institute such proceedings, including legal proceedings, as it deems fit for protecting the rights of the debenture holders.

9.2	The Trustee shall be obligated to act as provided in clause 9.1 above, if so required by a special resolution passed by the general meeting of the debenture holders, or in a written demand signed by the holders of more than 75% of the unpaid balance of the principal of the debentures in circulation, and in accordance with such resolution or demand, unless the Trustee deems it unjustified and/or unreasonable to do so in the circumstances of the case and applies to the appropriate court for instructions in the matter.

9.3	The Trustee may, before instituting any proceedings to convene a meeting of the debenture holders to issue a special resolution as to which proceedings should be instituted, and the Trustee will be entitled to reconvene meetings of the debenture holders for the purpose of receiving instructions in respect of the conduct of such proceedings.

9.4	The stated above shall not prejudice and/or derogate from the Trustee’s right to initiate legal and/or other proceedings including the receipt of instructions from the court, even if no call for payment was made on the debentures, all for the protection of the debenture holders and subject to the provisions of any law.

9.5	Subject to the provisions of this Deed, the Trustee is entitled, but not obligated, to convene a general meeting of the debenture holders at any time, in order to consider any matter relating to this Deed and/or to obtain its instructions in that regard.

9.6	The Trustee is entitled, but not obligated, at its sole discretion, to delay the performance of any action under this Deed, for the purpose of applying to the general meeting of the debenture holders and/or to the court, until it receives

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instructions from the general meeting of the debenture holders and/or from the court on how to proceed.

9.7	The application to the general meeting of the debenture holders and/or to the court will be made in such cases without delay and at the earliest possible and reasonable date.
10. Trusteeship of the Receipts
10.1	All the receipts received by the Trustee, including as a result of proceedings, if any, instituted by it against the Company, will be held by it in trust and used by it for the purposes and according to the order or priorities detailed below:

First, for defraying the reasonable costs, the payments, the imposts and the obligations that were expended by the Trustee, imposed on it, or that were incurred incidentally to or in consequence of the trust execution acts or otherwise in connection with the terms of this Deed, including the Trustee’s fee (provided it was not paid by the Company, and without derogating from its obligation to pay the Trustee’s fee). Subject to the provisions of the law, the balance will be used by the Trustee, unless the general meeting of the debenture holders directs otherwise in a special resolution, for the following: first, to pay the debenture holders all the interest due to them under the terms of the debentures, subject to the linkage conditions in the debentures, pari passu and pro rata to the amount of the arrears interest due to each of them, without preference or priority to any of them and without any preference due to precedence in the time of issuance of the debentures by the Company or otherwise; second, to pay the debenture holders the principal amounts due to them under the debentures held by them, whether the time of payment of the principal has arrived or not, subject to the linkage conditions in the debentures, pari passu and pro rata to the amounts due to them, without any preference due to precedence in the time of issuance of the debentures by the Company or otherwise, and the surplus, if any, will be paid by the Trustee to the Company or its substitutes, as the case may be. Withholding tax will be deducted from the payments to the debenture holders, insofar as there is a requirement in law to do so.

The payment of the amounts by the Trustee to the debenture holders as stated above, from the receipts received by it, is subject to prior or equal rights of other creditors of the Company with respect to said receipts, should there be any such and in accordance with any law.
11. Authority to Delay the Distribution of Moneys
11.1	Notwithstanding the provisions of clause 10 above, if the monetary amount received as a result of the institution of proceedings as stated above and becoming distributable at any time as stated in said clause, is less than ten percent (10%) of the unpaid balance of the principal of the debentures in circulation (subject to the

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linkage conditions), the Trustee will not be obligated to distribute it and will be entitled to invest such amount, wholly or partly, in the permissible investments under this Deed and to replace such investments from time to time with other permissible investments, all as he deems appropriate.

11.2	When the aforesaid investments with their earnings, together with other moneys, if any, received by the Trustee for payment to the debenture holders, reach an amount sufficient for paying at least ten percent (10%) of the unpaid balance of the principal of the debentures in circulation (subject to the linkage conditions), the Trustee will pay them to the debenture holders in the manner provided in clause 10 above. That stated will not apply if a special resolution is passed by the general meeting of holders of Debentures (Series B) according to which the Trustee is required to distribute such amount.

11.3	If within a reasonable amount of time the Trustee is not in possession of an amount sufficient for paying at least ten percent of the unpaid balance of the principal of the debentures as stated, it will be entitled to distribute to the debenture holders the moneys in his possession.
12.	Distribution Notice

The Trustee will notify the debenture holders of the day and place of execution of any payment from among those referred to in clauses 10 and 11 above, by a prior notice of 14 days to be served in the manner specified in clause 24 below.

After the day specified in the notice, the debenture holders will be entitled to interest at the rate specified in the debentures, only on the balance of the principal (should there be any such) after deduction of the amount that was paid or proposed for payment to them as aforesaid.

13.	Receipts from the Debenture Holders
13.1	A receipt issued by a debenture holder for the amounts of the principal, the interest and the linkage differences paid to him by the Trustee in respect of the debenture will release the Trustee absolutely with respect to the actual execution of payment of the amounts specified therein.

13.2	A receipt issued by the Trustee for the amounts of the principal, the interest and the linkage differences deposited with it in favor of the debenture holders in accordance with the terms of this Deed or the debentures, will be deemed vis-à-vis the Company as a receipt from the debenture holder regarding the receipt of the amounts specified therein.
14. Presentation of a Debenture to the Trustee and Recording of a Partial Payment
14.1	A debenture holder will be obligated to present to the Trustee, at the time of a payment on account of principal, interest or linkage differences under clauses 10, 11 and 12 above, the debenture in respect of which the payment is being made.

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14.2	The Trustee will record on the debenture certificate a note concerning the amounts that were paid as aforesaid, and the payment date.

14.3	The Trustee will be entitled, in any special case, at its discretion, to waive the presentation of the debenture, after the debenture holder provided it with an indemnity letter and/or a security deemed adequate by the Trustee for damages that may be caused by the non-recording of a note as aforesaid, all as the Trustee deems fit, or it may maintain records in another manner, at its discretion.
15.	Company’s Undertakings Toward the Trustee

The Company hereby undertakes toward the Trustee, up to the date of full payment of the debentures, as follows:
15.1	To persist and conduct its business in an orderly and proper manner, including making the mandatory payments applying by law to its assets. It is hereby clarified that the Company’s failure to make such a mandatory payment due to a disagreement in good faith shall not be deemed a breach of this undertaking.

15.2	To notify the Trustee in writing, directly and not later than 2 business days after learning of the imposition of any attachment on all or a material part of its assets, and of the appointment of a receiver and/or special administrator and/or temporary or permanent liquidator over all or a material part of its assets, and of an action by a holder of a lien on any asset of the Company for the exercise of the lien registered in its favor, and to take, at its expense, all the necessary steps for removing such attachment or for canceling such receivership, liquidation or administration or for annulling the lien exercise actions, as the case may be.

15.3	To notify the Trustee in writing, directly and not later than 2 business days after learning of the occurrence of any of the circumstances enumerated in clause 7 above.

15.4	To comply with any other reasonable instruction of the Trustee that is intended to protect the rights of the debenture holders, all in accordance with the provisions of this Deed.

15.5	To manage its books in accordance with the provisions of any law and generally accepted accounting principles, and to allow the Trustee or its authorized representative, upon its demand, to inspect the Company’s books and the documents serving as references therefore, subject to the Trustee’s undertaking to keep the information in confidence, except for the conveyance of relevant information only, at the Trustee’s reasonable discretion, to a meeting of the debenture holders that was convened for the purpose of receiving a report and/or passing an ordinary and/or special resolution. The holders undertake toward the Trustee and the Company to keep in confidence any information brought before them, for as long as it has not been made public by the Company. In this regard, the Trustee’s authorized representative denotes anyone appointed by the Trustee

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for the purpose of such inspection in a written notice to be served by the Trustee to the Company prior the aforesaid inspection, said notice to include also the Trustee’s confirmation that such representative is obligated toward the Trustee and toward the Company to keep in confidence any information coming to his knowledge in the course of his activity on the Trustee’s behalf. The Trustee will keep in confidence any information contained in a book and/or in a document inspected by the Trustee’s representative as stated.

15.6	To furnish to the Trustee a copy of every report which it is obligated to submit to the Securities Authority, simultaneously with the submission thereof to the authority, as well as a copy of every document transmitted by the Company to the debenture holders. In addition the Company will transmit to the Trustee additional information relating to the Company, upon the Trustee’s reasonable demand, and any information transmitted to the Trustee will be kept in confidence by it.

15.7	To issue to the Trustee, once a year as well as upon demand, a confirmation that all the payments coming due were made to the debenture holders.

15.8	To cause the debentures to be rated by a rating agency throughout the term of the debentures. In this regard, “rating agency” – as this term is defined in the Second Schedule to the Securities Regulations (Details of the Prospectus, Its Structure and Form), 5729-1969.

15.9	To enable the Trustee to participate in meetings of the Company’s shareholders, without a voting right.

15.10	For as long as the debentures have not been listed on the Stock Exchange – to notify the Trustee in writing in the event that a call for an immediate payment is made on a financial debt of the Company by a creditor pursuant to a breach of the Company’s obligations toward that creditor, directly and not later than 2 business days after the Company learned thereof. In this regard, “financial debt” – excluding existing indebtedness of the Company to banks in their amount on December 13, 2005.

15.11	For as long as the debentures have not been listed on the Stock Exchange – the Company will not distribute a dividend if the Company’s known net financial indebtedness on the distribution date exceed three times the accumulated EBITDA in the four last calendar months included in the Company’s financial statements certified by its board of directors prior to the distribution date. The Company undertakes to present to the Trustee a written confirmation from the Company’s accountant, not later than 3 business days before the date of the announcement of a dividend distribution, concerning its absolute compliance with the above condition.

15.12	Up to the listing of the debentures on the Stock Exchange – to notify the Trustee in writing, directly and not later than 2 business days after learning of any case in

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which following the first issue of the debentures under this Deed, the Company is to assume a new or additional financial debt in a manner that increases by more than NIS 500 million its known net financial Indebtedness on the date of assumption of such financial debt.

15.13	For as long as the debentures have not been listed on the Stock Exchange, the Company undertakes to notify the Trustee in writing, directly and not later than two business days after learning of any occurrence or matter being outside the ordinary course of the Company’s business in view of their nature, scope or potential consequence, and which have or could have a material effect on the Company.
16.	Additional Undertakings

After a call for an immediate payment is made on the debentures, the Company will perform, from time to time and whenever so required by the Trustee, all reasonable actions to enable the exercise of all the powers vested in the Trustee and specifically, the Company will perform the following actions, insofar as they are reasonable:
16.1	Make any declaration and/or sign all documents and/or perform and/or cause the performance of all actions as necessary and/or required for validating the exercise of the authorities, the powers and the authorizations of the Trustee and/or its representatives.

16.2	Issue all notices, orders and instructions as the Trustee deems practicable and which it requires.

16.3	For the purposes of this clause – a written notice signed by the Trustee, confirming that an action required by it, within the framework of its powers, is a reasonable action, shall be prima facie evidence thereof.
17. Attorneys
17.1	The Company hereby irrevocably appoints the Trustee as its attorney for implementing and performing in its name and stead all the actions which it is obligated to perform by the explicit terms of this Deed, and in general to act in the Company’s name in the exercise of all or a part of the powers vested in the Trustee, and to appoint any other person as the Trustee deems fit for the performance of the Trustee’s duties under this Deed of Trust, provided the Company has not performed the actions which it is obligated to perform by the terms of this Deed within a reasonable time from the Trustee’s demand.

17.2	The appointment under clause 17.1 above shall not obligate the Trustee to perform any action, and the Company hereby discharges the Trustee in advance in the event that it does not perform some action as aforesaid in clause 17.1 and/or in the event it is not performed on time. Additionally, the Company hereby waives in advance any contention against the Trustee and/or its agents for any damage

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caused and/or may be caused to the Company, directly and/or indirectly, due to actions in good faith that were performed by the Trustee as stated in this clause, excluding negligence and/or mala fides on the part of the Trustee.
18.	Other Agreements

Subject to the provisions of the Securities Law and to the restrictions imposed on the Trustee in the Securities Law, the fulfillment of the Trustee’s function under this Deed or its status per se as a trustee shall not prevent the Trustee and/or its parent company and/or any related company from entering into various contracts with the Company or from executing any transaction with any third party in the ordinary course of its business, including any contract or transaction relating to the underwriting, distribution or sale of shares, debentures or other securities of the Company, provided this does not affect the fulfillment of the Trustee’s undertakings in this Deed or the Trustee’s competency.

19.	Reports by the Trustee

The Trustee will prepare by the end of the second quarter in each calendar year an annual report concerning the affairs of the trust (“the annual report”). The annual report will set out the following matters:
19.1	Current details of the course of the affairs of the trust during the past calendar year.

19.2	Exceptional events connected with the trust that occurred during the past calendar year.

19.3	The holders may inspect the annual report at the Trustee’s offices during regular business hours, and they may receive a copy of the report upon demand.

19.4	The Trustee will notify the holders of the date of submission of the report by it, as provided in clause 23 below.

19.5	If the Trustee learns of a material breach of the Trust Deed on the Company’s part, it will notify the holders of the breach and of the steps it has taken for the prevention thereof or for the fulfillment of the Company’s undertakings, as the case may be.
20.	Trustee’s Fee

The Trustee’s fee will be as specified in Addendum C to this Deed.

21.	Powers and Activities
21.1	The Trustee is not obligated to inform any part of the signing of this Deed and may not interfere in any manner in the conduct of the Company’s business or affairs.

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21.2	The Trustee will exercise in trust the powers, authorizations and authorities vested in it by this Deed, at its reasonable discretion, and it shall not be liable for any damage caused due to an error in such discretion, unless it acted negligently or mala fides.

21.3	The Trustee will keep in confidence any information conveyed to it by the Company and will not make any use thereof save for the purpose of fulfilling its obligations under the terms of this Deed, including for the purpose of conveying relevant information only, at its reasonable discretion, to a meeting of the debenture holders convened to receive a report and/or pass an ordinary and/or special resolution. The holders undertake toward the Trustee and the Company to keep in confidence the information brought before them, for as long as it has not been made public by the Company.

21.4	The Trustee may in the course of executing the trust affairs under this Deed act on the opinion and/or advice of any lawyer, accountant, appraiser, assessor, surveyor, broker or other expert, whether such opinion and/or advice was prepared at the Trustee’s request and/or by the Company, and the Trustee will not be liable for any loss or damage caused as a result of any action and/or omission done by it on the basis of such advice or opinion, unless the Trustee acted negligently or not in good faith. The Trustee will allow the Company and the debenture holders to peruse such opinion upon demand.

21.5	Any such advice and/or opinion may be given, sent or received by letter, cable, facsimile and/or any other electronic means for the transmission of information, and the Trustee shall not be liable for actions done by it on the basis of any advice and/or opinion and/or knowledge conveyed by one of the methods mentioned above, even if it contained errors and/or was inauthentic, unless it was possible to discover such errors in a reasonable examination.

21.6	The Trustee will be entitled to appoint an agent/s to act in its stead, be it a lawyer or someone else, for the purpose of performing or participating in the performance of special actions that are required in connection with the trust – and without derogating from the above generalities, the institution of legal proceedings or representation in merger or spin-off processes of the Company – and to pay any such agent a fee. The Company shall be entitled to object to such appointment fot any reasonable reason, including in case the agent is competing, directly and indirectly, eith the company’s business.

21.7	Subject to the provisions in this Deed, the Trustee will act toward the debenture holders in accordance with the provisions of the Securities Law, even before the listing of the Debentures (Series B) on the Stock Exchange.
22. Indemnification of the Trustee
22.1	The Trustee will be entitled to indemnity from the debenture holders and/or from the Company, as the case may be, for reasonable costs which it incurred and/or

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will incur, as the case may be, in connection with actions which it performed and/or will be required to perform by virtue of its obligation under the terms of the Trust Deed and/or by law and/or statute and/or by order of a competent authority and/or by demand of the debenture holders, in the manner specified in the Trust Deed, or by demand of the Company, but it: will not be entitled to demand indemnity in advance in a matter that does not brook delay; and where the Trustee is satisfied with an indemnity undertaking – such indemnity undertaking may include indemnity in respect of liability in torts that is imposed on the Trustee in a final judgment or in a compromise vis-à-vis a third party not being a debenture holder, provided that such indemnity undertaking is subject to the following conditions: 1) the costs in respect of the liability in torts are reasonable; 2) the Trustee acted in good faith and with appropriate care, and such action was done during the fulfillment of its function and without negligence.

22.2	Without derogating from the rights to compensation granted to the Trustee by law, but subject to the provisions of clause 22.1 above, the Trustee and any receiver, representative, manager, agent or other person appointed by the Trustee under this Deed, will be entitled to be indemnified from the moneys received by the Trustee in proceedings instituted by it or in another manner under this Deed, with respect to obligations which they assumed, with respect to costs which they incurred incidentally to the execution of the trust under this Deed, or in connection with such actions as in their opinion were required for such execution, or in connection with the exercise of the powers and authorities vested in them by virtue of this Deed, and in connection with all kinds of legal proceedings, opinions and advice of lawyers and other experts, negotiations, deliberations, expenses, claims and demands relating to any law or any thing that was done or not done in any manner in such regard, and the Trustee will be entitled to withhold the moneys in its possession and to pay out of them the amounts required as indemnity, provided it did not act negligently.

Whenever the Trustee is obligated by the terms of the Trust Deed and/or by law and/or statute and/or by order of a competent authority and/or by demand of the debenture holders (Series B) and/or by demand of the Company to perform any action, including but not only the initiation of proceedings or filing of claims at the demand of the owners of Debentures (Series B), as stated in the Trust Deed, the Trustee will be entitled to abstain from any such action until it receives an indemnity letter, to its satisfaction, from the owners of Debentures (Series B) or any of them, and where the action is performed pursuant to the Company’s demand – from the Company, in respect of any liability for damages and/or costs that could be caused to the Trustee, to the Company or to either of them due to the performance of such action. All the foregoing, except in circumstances in which an urgent action was required, and abstention from the performance thereof before the receipt of an indemnity letter as stated would cause damage and/or loss to the holders of Debentures (Series B).

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23. Notices
23.1	Any notice served by the Company and/or the Trustee to the debenture holders will be sent by registered post to the address of the debenture holders last recorded in the register, and any notice sent as stated will be deemed to have been served to the debenture holders at the end of three days from the date of delivery thereof at the post office.

The Trustee will send the Company copies of notices and invitations served by it to the debenture holders.

The Company will send the Trustee copies of notices and invitations served by it to the debenture holders.

However in the event that the debentures are listed on the Stock Exchange or in the computerized system for trade in institutional securities operated by the Stock Exchange, a notice by the Company and/or the Trustee to the debenture holders may, instead of being sent by registered post, be served to the registration company and by publication in at least two widely circulated daily newspapers published in Israel in the Hebrew language, and in such case, the day of publication will be deemed as the day of receipt of the notice by the debenture holders.

23.2	Any notice or demand by the Trustee to the Company or by the Company to the Trustee may be served in a registered letter sent to the address detailed in this Deed, or to another address of which one party will inform the other in writing, or by a fax transmission or by messenger, and every such notice or demand will be deemed to have been received by the addressee as follows: (a) if sent by registered post – at the end of three business days from the day of its delivery at the post office; (b) if transmitted by fax (together with verification of receipt by telephone) – at the end of one business day from the day of its transmission; and (c) if sent by messenger – upon delivery of the notice or offering thereof to the addressee, as the case may be.
24. Alterations to the Trust Deed; Waiver and Compromise; Modification of Rights
24.1	Subject to the provisions of any law, the Company and the Trustee will be entitled to alter the terms of the Trust Deed (including an alteration in the terms of the debentures), upon the fulfillment of any of the following:
24.1.1	The Trustee is satisfied that the alteration does not prejudice the rights of the debenture holders. Notwithstanding the aforesaid, no alteration may be made to the terms of the Trust Deed and/or the debentures in regards with the amounts and times of payment, the causes for making a call for an immediate payment for payment and/or the reports which the Company is required to submit to the Trustee, except as provided in clause 24.1.2 below.

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24.1.2	The debentures holders have agreed to the alteration in a special resolution (as defined in Addendum B to this Deed) passed in a meeting of the debenture holders.
24.2	The Trustee will be entitled, where he is satisfied that this does not prejudice the rights of the debenture holders, to waive any nonmaterial breach or nonmaterial compliance by the Company with any condition of the Deed of Trust (or condition of the debentures), excluding a breach and/or noncompliance with conditions as stated relating to the payment of amounts to debenture holders and/or times of payment and /or reports the Company has to deliver to the Trustee.

24.3	Furthermore, the Trustee will be entitled, subject to the provisions of the law, with prior approval by a special resolution passed in the general meeting of the debenture holders, whether before or after a call for an immediate payment has been made on the debentures, to compromise with the Company in connection with any right or claim of the debenture holders or any of them and to agree with the Company on any settlement of rights of the debenture holders under the Trust Deed and according to the terms of the debentures, and inter alia to waive any right or claim of the debenture holders against the Company.

24.4	Notwithstanding the aforesaid, the Trustee will be entitled, at the Company’s request, from time to time and at any time, until the listing of the debentures on the Stock Exchange, to make alterations in the Trust Deed and/or in the debentures as required by the Securities Authority and/or the Stock Exchange and/or any other governmental authority, insofar as such alterations are necessary for listing on the Stock Exchange, provided such alterations do not, in the Trustee’s opinion, prejudice the rights of the debenture holders and/or change the causes for immediate payment and the amounts and times of payment of the debentures. Up to the listing of the debentures on the Stock Exchange, the Company will serve the debenture holders written notice of any such alteration as soon as possible after it was made.

24.5	Starting from the date of listing of the debentures on the Stock Exchange, the Company will issue an immediate report concerning any alteration as stated above in this clause 24 (including all its sub-clauses) immediately after it was made. So long as the debentures have not been listed on the Stock Exchange, the Company will serve the holders notice of any alteration as stated above in this clause 24 (including all its sub-clauses) immediately after it was made.

24.6	Whenever the Trustee exercises its right under this clause, it will be entitled to require the debenture holders to deliver the debenture certificates to it or to the Company, for the purpose of recording thereon a note concerning any compromise, waiver, alteration or amendment as stated, and upon the Trustee’s demand the Company will record a note as aforesaid. Whenever the Trustee exercises its right under this clause, it will notify the debenture holders in writing in that regard within a reasonable time.

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25. Register of the Debenture Holders
25.1	The Company will maintain and manage in its registered office a register of the debenture holders, in which will be recorded the names of the debenture holders, their address and the number and principal amount of the debentures registered in their name. All transfers of title to the debentures in accordance with the provisions of this Deed and the debentures will be registered in the register. The Trustee and any debenture holder will be entitled to inspect the register at any reasonable time. The Company may close the register from time to time for a period or periods not exceeding 30 days in the aggregate in a year.

25.2	The Company will not be obligated to record in the register of the debenture holders any notice concerning an explicit, implicit or presumed trust, or any pledge or lien of any kind, or any equitable right, claim or offset or other right in connection with the debentures. The Company will recognize solely the title of the person in whose name the debentures were registered, provided the legal heirs, administrators or executors of the registered owner and any person becoming entitled to the debentures by reason of the bankruptcy of the registered owner (and in the case of a corporation – by reason of its liquidation), will be entitled to be registered as the owner thereof after providing adequate proof to the Company’s satisfaction of their right to be so registered.
26.	Release

Upon proof to the Trustee’s satisfaction that all the debentures were fully paid and redeemed (including principal, interest and linkage differences), and upon proof to the Trustee’s satisfaction that all the obligations or costs incurred by the Trustee in connection with this Deed were fully defrayed, the Trustee will be obligated, upon the Company’s first demand, to act with any unredeemed moneys deposited in regard of the debenture in accordance with the conditions specified in this Deed.

27.	Termination of the Trustee’s Office
27.1	The Trustee and any trustee replacing it will be entitled to resign from their office whenever they so desire, after serving the Company a written notice setting out the reason for the resignation. If the debentures have not been listed on the Stock Exchange, the Company will convene a meeting of the holders of Debentures (Series B) to appoint a new trustee, and the Trustee’s resignation will take effect upon the appointment of the new trustee. The new trustee will be a trust company of one of the six big banks in Israel or another trustee whose appointment has been approved by a meeting of the debenture holders.

If the debentures have been listed on the Stock Exchange, the Trustee’s resignation will take effect only after it has been approved by the court and from the day specified in the approval. Upon the resignation of the Trustee, the court will appoint a new trustee in its place.

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27.2	The Trustee will transfer to the new trustee all its records concerning holders of Debentures (Series B), if there are any such, information concerning the payments that were executed by the Trustee until then, if any such were executed, any report that was submitted according to the terms of the Trust Deed and any information reasonably required by the new trustee, and the Trustee will transfer as well to the new trustee any amount held by it at the time in connection with the Debentures (Series B).

27.3	The holders of ten percent (10%) of the balance of the principal amount of the Debentures (Series B) may convene a general meeting of the debenture holders, which may resolve, upon a vote of the holders of at least fifty percent (50%) of the balance of the principal amount of the Debentures (Series B), to dismiss the Trustee.

27.4	Without derogating from the aforesaid, the Trustee’s office will expire or terminate, as the case may be, in the circumstances enumerated in section 35N of the Securities Law.

27.5	Prior to the appointment of a new trustee not being a trust company of a bank, the Company will provide to the holders details of such trustee’s equity and insurance arrangements in connection with the fulfillment of its function as trustee.

27.6	Without derogating from the aforesaid, the Trustee’s office will terminate if it becomes apparent that the Trustee is precluded from continuing in office due to a change in the provisions of the law or the statute applying to its competence to serve as trustee, including where such preclusion is created in connection with the listing of the debentures on the Stock Exchange. For this purpose “preclusion” is deemed also a demand by the Securities Authority to terminate the Trustee’s office. In such case the Company will appoint a new trustee.

27.7	Any new trustee appointed will have the same powers, authorities and other authorizations and will be able to act, in all respects, as if it had to begin with been appointed as the Trustee.

27.8	The Company will notify the holders upon learning of any event and/or circumstance by reason of which the Trustee is precluded from continuing in office.
28.	Meetings of the Debenture Holders

Meetings of the debenture holders will be conducted as set forth in Addendum B to this Deed.

29.	Financial Statements

The Company will submit to the Trustee, for as long as all the debentures have not been fully paid (including interest and linkage differences):

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29.1	Audited financial statements of the Company for the fiscal year ended December 31 of the past year, immediately upon the presentation thereof to the Company’s shareholders and not later than the date on which a public company is required to publish these statements.

29.2	Any semi-annual and quarterly interim report, immediately upon the presentation thereof to the Company’s shareholders and not later than the date on which a public company is required to publish these reports, together with the review thereof of the Company’s accountant.

29.3	Certification of the Company’s accountant and/or controller concerning the payment of any interest and/or principal and the date of payment thereof to the debentures holders, and the balance of the principal amount of the debentures in circulation, pursuant to the Trustee’s written request to the Company for such a certification.

29.4	Any immediate report submitted by the Company, immediately upon its publication.

29.5	In the event that the debentures are delisted from trade following the listing thereof, and for as long as all the Debentures (Series B) have not been fully redeemed, the Company will continue submitting to the Trustee the reports detailed in clauses 29.1 and 29.2 above, at the times when a public company is required to publish these reports.

29.6	Reports concerning any change in the rating of the debentures.

29.7	The Trustee will allow the holders to inspect the reports, subject to their undertaking to maintain confidentiality as set out in clause 21.3 above.
30.	Investments of Moneys

All the moneys which the Trustee is entitled to invest under this Deed, will be invested by the Trustee, in a bank/s, in its name or to its order, in investments which under the laws of the State of Israel are permissible with trust moneys, as it deems appropriate, subject to the terms of this Trust Deed and provided that any investment in securities is limited to securities with a rating of not less than AA. If the Trustee does so, it will owe the persons entitled to those amounts only the proceeds obtained from the realization of the investments, less related costs, management costs of the trust accounts, commissions and other mandatory payments applying to the trust account. From such moneys the Trustee will transfer amounts to the debenture holders who are entitled thereto, as soon as possible after proofs and certifications are submitted to the Trustee’s complete satisfaction concerning their right to these amounts, and less the Trustee’s costs and commissions at its customary rate for the same time.

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31.	Miscellaneous

Disagreements between the parties to this Trust Deed will be adjudicated exclusively by the court in Tel Aviv-Jaffa, which is vested with material jurisdiction.

32.	Addresses

The parties’ addresses are as set out in the preamble to this Deed, or any other address of which appropriate written notice is served by one party to the other.

33.	Stamping

Stamping of this Deed, if and to the extent required by law, will be done by the Company, at its expense.
In witness whereof the parties have set their hand hereto:

( - )	( - )

Cellcom Israel Ltd.	Hermetic Trust (1975) Ltd.
I the undersigned, Erez Yitzhaki, Adv., hereby certify that this Trust Deed was signed by Cellcom Israel Ltd. in accordance with its memorandum and articles, through Messrs. Tal Raz and Oren Lieder.

( - )

Erez Yitzhaki, Adv. License No. 22443

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ADDENDUM A – DEBENTURES

CELLCOM ISRAEL LTD.
Debentures (Series B)
A series of registered debentures (series B) unlimited in amount, of NIS 1 principal amount each, payable in 5 equal annual installments, on January 5 of each calendar year, from January 5, 2013 to January 5, 2017 (inclusive), bearing 5.30% annual interest and linked principal and interest to the Consumer Price Index for November 2005 and.
Registered Debentures
Certificate number
Total principal amount of the debentures in this certificate NIS
Registered owner of the debentures in this certificate
1.	This certificate witnesses that Cellcom Israel Ltd. (“the Company”) will pay on January 5 of each calendar year, from January 5, 2013 to January 5, 2017 (inclusive), to whoever is registered in the Company’s register of debenture holders as the holder of the debentures in this certificate, 20% of the principal amount of this debenture. The unpaid principal of the debenture will be linked to the Consumer Price Index for November 2005 and will bear 5.30% annual interest, all in accordance with the terms of the Trust Deed, the debenture certificate and the terms set forth in the back of the page.

2.	The debentures of this series are issued in accordance with a trust Deed dated December 21, 2005, drawn up and signed between the Company of the one part and Hermetic Trust (1975) Ltd., as the Trustee, of the other part (“the Trust Deed”).

3.	The debenture is issued subject to the terms set forth in the back of the page and to the terms of the Trust Deed.

Cellcom Israel Ltd.
Date:

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TERMS SET FORTH IN THE BACK OF THE OAGE
1.	General

In this Debenture (Series B), the terms below will have the meanings below, unless another meaning is implied by the context:

“the Company” -	Cellcom Israel Ltd.

“the Trust Deed” -	The Trust Deed dated December 21, 2005 between the Company and Hermetic Trust (1975) Ltd. in connection with the issue of the Debentures (Series B).

“debentures” or “Debentures (Series B)” -	A series of registered debentures (series B) unlimited in amount, of NIS 1 principal amount each, issued by the Company pursuant to the Trust Deed.

“the Trustee”	Hermetic Trust (1975) Ltd. or any trustee replacing it, in accordance with the terms of the Trust Deed.

“principal” or “principal amount” or “debenture principal” -	The unpaid principal amount of the debentures in circulation.

“the register” -	The register of holders of debentures of the Company, in which will be recorded all the holders of the debentures.

“debenture holder” -	The person whose name is written at the time in question in the register as the holder of the debenture, and in the case of several joint holders – the joint holder whose name is written first in the register.

“the Securities Law” -	The Securities Law, 5728-1968 and the regulations thereto as in force from time to time.

“the known index” -	The last known index.

“the base index” -	The index published on December 15, 2005 for the month of November 2005.

“the payment index” -	The known index on the date of any payment on account of the principal or the interest.

“Consumer Price Index” or “index” -	The price index known as “the Consumer Price Index” including fruits and vegetables, published by the Central Bureau of Statistic and Economic Research, including the same index even if published by another official organization or institution, and including any other index replacing it, whether built on the same data as the existing index or not. If the index is replaced by another index

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published by an organization or institution as aforesaid, and such organization or institution has not set the ratio between such other index and the replaced index, said ratio shall be set by the Central Bureau of Statistics. If such ratio is not set as stated, then the Trustee in consultation with economic experts to be chosen by it will set the ratio between the other index and the replaced index;

“the issue date” -	December 22, 2005.

“business day” -	Any day on which most of the big banks in Israel as well as the Stock Exchange clearinghouse are open to the public for the execution of transactions.

“the Stock Exchange” -	The Tel Aviv Stock Exchange Ltd.

“sum of net financial Indebtedness” known on any date –	(a) the sum of the Company’s indebtedness in respect of credit taken from financial institutions, institutional investors and other holders of debentures of the Company, less (b) short-term investments of the Company, including its cash balances and its deposits with financial institutions, all as stated in the Company’s last financial statements, audited or reviewed by the Company’s auditors and certified by the Company’s board of directors prior to that date;

“EBITDA” in any period –	The Company’s earnings before depreciation expenses, financing, taxes and other deductions, all as stated in the Company’s financial statements for that period, audited or reviewed by the Company’s auditors and certified by the Company’s board of directors.
The debentures form an integral part of the Trust Deed, and in case of a contradiction between them, the provisions of the Trust Deed shall prevail.

2.	Pari Passu and No Liens

The debentures will stand pari passu with respect to the amounts payable on them, without any priority of one debenture from this series over another.

The Company undertakes not to create liens on its assets, of any nature or kind, for as long as the Debentures (Series B) have not been fully paid, excluding a fixed lien on assets to secure credit enabling the purchase of those assets.

The debentures are not secured by any collateral.

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3.	Payment of the Debenture Principal

The principal will be paid in 5 equal annual installments, on January 5 of each calendar year, from January 5, 2013 to January 5, 2017 (inclusive), plus index-linkage differences, as provided in clause 5 below. If the principal payment date falls on a non-business day, the payment date will be deferred to the first business day thereafter, and no interest will be paid in respect of such deferral.

4.	Payment of the Interest

The unpaid balance of the debenture principal will bear interest at a rate of 5.30% per annum (“the interest”). The interest will be linked to the Consumer Price Index, in accordance with the linkage conditions, as provided in clause 5 below.

Interest will be paid on January 5 of each of the years 2007 to 2017 (inclusive), for the twelve-month period ended on the last day before every such date (“the interest period”), except for the first interest period, in respect of which interest (calculated on the basis of 365 days) will be paid pro rata for the period beginning on the issue date and ending on January 4, 2007.

It is hereby clarified that the first interest payment will be made on January 5, 2007. Accordingly, the first interest will be at a rate of 5.503%.

The last interest payment will be made on January 5, 2017, together with the last payment of the unpaid principal of the debentures in circulation and against the return of the debenture certificate to the Company.

If the interest payment date falls on a non-business day, the payment date will be deferred to the first business day thereafter, and no interest will be paid in respect of such deferral.

The Company will deduct from the interest payment any amount it is required to deduct at source, if at all, in accordance with any law.

Subject as provided in clause 7 below, if the Company delays more than five business days after the appointed day for paying any amount on account of the principal and/or interest as aforesaid (“the amount in arrears”), such amount will bear, in respect of the entire period of arrears from the day appointed for payment, arrears interest at the interest rate on Debentures (Series B) specified at the head of this clause plus 2%, all on an annual basis (“the arrears interest”). To remove doubt, it is hereby clarified that during the arrears period, arrears interest will be paid alone (and not in addition to the interest as defined above). In such case, the Company will notify the holders and will submit to the Stock Exchange without delay a report indicating the exact interest rate including the arrears interest.

5.	Principal and Interest Linkage Conditions

The debenture principal and the interest thereon will be linked to the Consumer Price Index in the following manner: If it becomes apparent on the date of any payment on

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account of the debenture principal and/or the interest thereon that the payment index has increased compared to the base index, the Company will pay such amount of the principal and/or interest increased in proportion to the rate of increase of the payment index over the base index; however, if it becomes apparent that the payment index is the same as or lower than the base index, the payment index will be the base index.

6.	Persons Entitled to Principal and Interest Payments
6.1	Any payment on account of the principal and/or interest will be paid to the debenture holders whose names are recorded in the register at the end of the day of December 24, immediately preceding the due date of any principal and/or interest payment (hereinabove and hereinafter: “the determining day”), except for the final payment which will be made against the delivery of the debenture certificate to the Company at least five business days before the date set for the final payment, at the Company’s registered office and/or at any other place of which the Company will give notice.

6.2	The payment will be made to the entitled persons by check or bank transfer, crediting the bank account of the persons whose names appear in the register as the holders of the debentures, the details of which will be provided in writing to the Company in good time, and in any case not later than 12 days before the date of the payment on account of the principal and/or interest.

6.3	If the person entitled to a payment from the Company fails to provide the details of the bank account in good time, as aforesaid, the Company will send a check by registered post to his last address written in the register. The sending of a check to the entitled person by registered post as stated will be deemed in all respects as payment of the amount specified in the check on the date of dispatch thereof by post, provided it is paid upon proper presentation for collection.

6.4	A holder wishing to change his instructions concerning the manner of payment, as stated above, may do so in a notice sent by registered letter to the Company, However, the Company will comply with such instruction only if it reached its registered office at least 15 days before the due date of any payment under the debenture. If the notice is received by the Company after such time, the Company will act in accordance therewith only with respect to payments with a due date after the payment date immediately following the day of receipt of the notice.
7. Non-Payment for a Reason Not Dependent on the Company
7.1	Any amount due to the debenture holder which is not actually paid on the date set for its payment for a reason not dependent on the Company, whereas the Company was prepared to make the payment, will stop bearing interest and linkage differences from the time set for its payment, and the debenture holder will be entitled solely to the amounts to which he would have been entitled on the day set for making that payment on account of the principal, interest and linkage.

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7.2	The Company will deposit with the Trustee, within 15 business days from the date set for such payment, the amount of the payment that was not made for a reason not dependent on it, and said deposit will be deemed as the absolute discharge of that payment, and in case of the discharge of all the amounts due on the debenture, also as the redemption of the debenture. The Company will notify the holders entitled to such amount of its deposit with the Trustee. The notice will be sent to the address of the entitled holder written in the register at the time, not later than at the end of 7 business days from the deposit with the Trustee.

7.3	The Trustee will invest any such amount in trust accounts, in its name and to its order on behalf of those debenture holders, and will invest it in permissible investments under the laws of the State of Israel and the provisions of the Trust Deed, all as it deems fit and subject to any law and to the provisions of clause 30 of the Trust Deed. If the Trustee does so, it will owe the persons entitled to those amounts only the proceeds obtained from the realization of the investments, less related costs, management costs of the trust account and any mandatory payments applying to the trust account and/or to the investment, and it will pay said proceeds to the entitled persons against presentation of the proofs required by it, to its complete satisfaction.

7.4	The Trustee will hold these moneys and invest them in the aforesaid manner until the end of one year from the final redemption date of the debentures. After this date, the Trustee will transfer the amounts accumulated with it (including the earnings derived from their investment), less its fee and costs, to the Company, which will hold these amounts in trust on behalf of the entitled persons. The Company will confirm to the Trustee in writing that it is holding the aforesaid amounts which were accepted by it in trust on behalf of the entitled persons, and it will indemnify the Trustee for damage of any kind to it caused by the transfer of the moneys as aforesaid, provided the Trustee acted reasonably. The Company will hold these moneys in trust on behalf of the entitled debenture holders during a further six years from the day on which it received them from the Trustee. Moneys that have not been demanded from the Company by a debenture holder by the end of seven years from the final redemption date of the debentures, will pass to the Company, which will be entitled to use the remaining moneys for any purpose whatsoever.
8. Transfer of the Debentures
8.1	For as long as the Debentures (Series B) have not been listed on the Stock Exchange, they may be transferred only to an investor as this term is defined in the First Schedule according to section 15A(b)(1) of the Securities Law, or to the Company or to a subsidiary of the Company, all – subject to the restrictions in law. The debentures are transferable in respect of any sum of principal amount, provided it is in whole new shekels. Any transfer of a debenture will be done on the basis of a transfer instrument in the accepted wording, duly signed by the

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registered holder or his lawful representatives, to be delivered to the Company at its registered office together with the certificate of the transferred debenture and any other proof required by the Company concerning the transferor’s right to transfer the debenture.

Clause 8.1 above will not apply to debentures listed in the trading system for institutional investors operated by the Stock Exchange, for as long as they are so listed.

8.2	If stamp tax or another mandatory payment applies to the debenture transfer instrument, proof of the payment thereof by the applicant will be provided to the Company’s satisfaction.

8.3	In case only part of the sum of principal amount of a debenture is transferred, the debenture certificate will first be split as provided in clause 9 below into the appropriate number of debenture certificates, such that the total of all the principal amounts specified therein will be equal to the principal amount specified in the original debenture certificate.

8.4	Following compliance with all these conditions, the transfer will be registered in the register of the debenture holders.

8.5	All the costs and commissions entailed in the transfer will be borne by the transfer applicant.

8.6	Subject to the provision of clause 8.7 below, the Debentures (Series B) will not be listed on any stock exchange. Subject to the provisions of the law and to the Stock Exchange rules, the Company will register the debentures in the name of the Registration Company of Israel Discount Bank Ltd., and within 30 days from the date of their issuance they will be registered at the Stock Exchange clearinghouse, which will provide clearing services for the debentures, and they will also be listed in the computerized trading system for institutional investors operated by the Stock Exchange (“listing in the institutional continuous trading system”). Failure to list the debentures in the institutional continuous trading system as aforesaid owing to an act or omission of the Company shall be deemed a fundamental breach by the Company. It is hereby clarified that subject to the provisions of the law and the Stock Exchange rules, other than an institutional investor as defined in the First Schedule to the Securities Law, 5728-1968, no one may trade in the debentures in the framework of the computerized trading system for institutional investors as stated.

8.7	The Company undertakes, subject to the provisions of any law and the Stock Exchange rules, to list the debentures on the Stock Exchange on the basis of a prospectus not later than June 30, 2006 (“the determining date for listing”). If the debentures are not listed on the Stock Exchange by the determining date for listing, then –

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8.7.1	The Company will notify the holders not later than July 5, 2006 that the Debentures (Series B) were not listed as stated. The debentures will continue to be traded in the computerized trading system for institutional investors, and the debenture holders will have the right (“the option”), as a sole relief, to sell to the Company the Debentures (Series B) held by them, as set out in this clause 8.7.

8.7.2	Any holder wanting to exercise the option (“the exerciser”) will notify the Company in writing (“exercise notice”), not later than July 31, 2006, of his wish to exercise the option, specifying the total principal amount of the Debentures (Series B) which he wishes to sell to the Company within the exercise (“the value sold”), and if he is a holder whose name is not listed in the register, he will attach to his notice a confirmation by the Stock Exchange member attesting to his ownership of the value sold. The exerciser will attach to the exercise notice a certificate of exemption from deduction of tax at source, if such exists.

8.7.3	Not later than one business day before September 28, 2006 (“the first exercise date”), each exerciser will sell to the Company, in an off-floor transaction, one-half of the value sold indicated in his exercise notice, and where said one-half is not a sum of principal amount in whole new shekels, the sum ofprincipal amount will be rounded up to the nearest new shekel (“the half”). In return, the Company will pay the exerciser, on the first exercise date, within off-floor transaction, the outstanding balance of the unpaid principal of the half, plus linkage differences, as well as the unpaid interest (together with linkage differences), to which the exerciser is entitled for the half up to the first exercise date according to the terms of the Debentures (Series B) and which was not paid by them.

8.7.4	Not later than one business day before March 29, 2007 (“the second exercise date”), each exerciser will sell to the Company the value sold indicated in his exercise notice less the half (“the balance of the value sold”). In return, the Company will pay the exerciser, on the second exercise date, within the off-floor transaction, the outstanding balance of the unpaid principal of the balance of the value sold, plus linkage differences, as well as the unpaid interest (together with linkage differences), to which the exerciser is entitled for the balance of the value sold up to the second exercise date according to the terms of the Debentures (Series B) and which was not paid by them.

8.7.5	Tax at source will be deducted from the amounts paid by the Company under this clause, where this is required by law.

8.7.6	The exercise notice submitted to the Company may not be canceled or modified. It is hereby clarified that the interest which the Company under the terms of the Debentures (Series B) during the period between July 31,

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2006 and the first exercise date and the second exercise date, as the case may be, will be paid to whoever will be the holders of Debentures (Series B) on the determining date for the payment of said interest.

8.7.7	The Company will notify the holders concerning the manner in which the half and the balance of the value sold should be transferred to it, not later than September 15, 2006.

8.7.8	If the sum of the value sold by all the exercisers according to the exercise notices received by the Company will not be less than 90% of the total principal amount of the Debentures (Series B) in circulation on July 31, 2006, then subject to the provisions of the law and the Stock Exchange rules, the Company will be entitled to serve notice of the early redemption of the Debentures (Series B) to take place on April 1, 2007 (“the early redemption date”). Where the Company so chose –
8.7.8.1	The debenture holders will be served a notice in this regard not later than March 1, 2007, but not earlier than October 1, 2006. On the date of service of the notice the Company will submit a report to the Stock Exchange in which it will indicate the exact rate of interest to be paid to the holders on the early redemption date, calculated on the basis of 365 days in a year.

8.7.8.2	On the early redemption date the Company will pay the holders the balance of the unpaid principal and interest (together with linkage differences) to which the holders are entitled up to the early redemption date according to the terms of the Debentures (Series B).
9. Splitting of Debenture Certificates
9.1	Every debenture certificate may be split into a number of debenture certificates, such that the total of all the principal amounts specified therein is equal to the principal amount specified in the debenture certificate in respect of which the split is requested. A split will be executed against the delivery of the relevant certificate at the Company’s registered office for the execution thereof.

9.2	Splitting of debenture certificates as stated will be done on the basis of a split application signed by the holder of those debenture certificates or his legal representatives, to be submitted to the Company at its registered office together with the debenture certificate in respect of which the split is requested.

9.3	The split will be executed within fourteen days from the end of the month in which the certificate was delivered at the Company’s registered office. The new debenture certificates issued following the split will each be for a principal amount sums in whole shekels.

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9.4	All the costs entailed in the split, including stamp tax and other imposts, if any, will be borne by the split applicant.
10.	Purchase of Debentures by the Company and Related Companies

The Company reserves the right to purchase at any time debentures from this series, at any price deemed appropriate by it, without derogating from the duty of payment of the balance of the unpaid debentures in circulation. The purchase of the debentures by the Company will be deemed as the redemption of those debentures, which will lapse; and if they were listed, then they will also be canceled and delisted from trade in the trading system for institutional investors or on the Stock Exchange, as the case may be, and the Company will not be allowed to reissue them. It is hereby clarified that if such debentures are purchased by a subsidiary or by an included company or by a related company of the Company (as this term is defined in the Securities Law) or by the controlling shareholder in the Company, this shall not be deemed as the redemption of the debentures that were purchased by the subsidiary, the included company or the controlling shareholder as aforesaid; however, for as long as the debentures are held by the subsidiary, the included company, the related company or the controlling shareholder as aforesaid, they will not confer on their holders the right to vote in general meetings of the debenture holders or taken into account for the purpose of determining the presence of a quorum, except if any one of the above is an investor from among those enumerated in the First Schedule to the Securities Law (in the matter of section 15A(b)(1) of the law), who is not investing on its own behalf (“related institutional investor”), in which case its vote will be taken into account. It is hereby clarified that a subsidiary, an included company, a related company or the controlling shareholder as aforesaid not being related institutional investors will be entitled to participate in such meetings, without a voting right.

The Company will notify the Trustee in any case of the purchase of debentures from this series by it or by a subsidiary or by an included company or by the controlling shareholder in the Company (upon learning thereof).

11.	Additional Allotments of Debentures from This Series and Other Debentures
11.1	The Company will be entitled, from time to time, at its sole discretion, to issue additional Debentures (Series B), without need of the consent of the Trustee or of the holders of Debentures (Series B) then in circulation (“the additional Debentures (Series B)”). Without derogating from the generality of the above, the Company will be entitled to issue the additional Debentures (Series B) at the same price or at a higher or lower price than the price at which earlier debentures from series B were issued.

All the terms and provisions applying to the Debentures (Series B) will apply also to the additional Debentures (Series B); to remove doubt, it is clarified that: (a) the principal of the additional Debentures (Series B) will be paid, on every date of payment on account of the principal, proportionally to the remaining number of principal payments; and (b) the holders of the additional Debentures (Series B)

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will not be entitled to interest for interest periods that ended prior to their allotment date.

The Company will notify the Trustee, and the Trustee will notify the debenture holders, concerning the issuance of additional Debentures (Series B).

11.2	To remove doubt, it is clarified that the Company reserves the right to issue at any time additional debentures series or other securities, with preferred, equal or inferior rights to the Debentures (Series B), whether they confer or do not confer a right of conversion into shares of the Company and upon such redemption, interest and linkage terms and other terms as the Company deems fit and subject to the provisions of clause 2 above, all as the Company deems fit, at its discretion, without need of the consent of the Trustee or of the holders of Debentures (Series B) then in circulation.
12.	Dividend Distribution

For as long as the debentures have not been listed on the Stock Exchange – the Company will not distribute a dividend if the Company’s known net financial indebtedness on the distribution date exceed three times the accumulated EBITDA in the four last calendar months included in the Company’s financial statements certified by its board of directors prior to the distribution date.

13.	Register of the Debenture Holders

The Company will maintain and manage in its registered office the register, in which it will record the names and addresses of the debenture holders, the numbers and principal amount of the debentures held by them. All transfers of title to the debentures in accordance with the terms of the debentures and the Trust Deed will be registered in the register. The Trustee and any debenture holder will be entitled to inspect the register.

The Company will not be obligated to record in the register any notice concerning a trust, pledge, lien or any equitable right, claim or offset or other right in connection with the debentures. It is expressly clarified that the Company will recognize solely the title of the person in whose name the debentures are registered in the register, provided the legal heirs, administrators or executors of the registered owner and any person becoming entitled to the debentures by reason of the bankruptcy of the registered owner (and in the case of a corporation – by reason of its liquidation), will be entitled to be registered as the owner thereof, but only after providing proof to the Company’s satisfaction of their right to be so registered.

14.	Representation by the Trustee

The Trustee will represent the debenture holders in any matter arising from the Company’s obligation toward them according to or in connection with the debentures, and the debenture holders hereby grant the Trustee an irrevocable power of attorney to act in their name and stead in every such matter. To remove doubt, the aforesaid shall not

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derogate from the right of the debenture holders to dismiss the Trustee in accordance with the provisions of the law and the Trust Deed. If the Trustee is dismissed aforesaid, the new trustee will be the attorney under this clause 14.

15.	Compromise and/or Alterations to the Debenture Terms

No alteration, waiver and/or compromise in anything pertaining to the terms of the debentures will be valid, unless made in accordance with the provisions of the Trust Deed.

16.	General Meetings of the Debenture Holders

General meetings of the debenture holders will convene and proceed in the manner provided in Addendum B to the Trust Deed.

17.	Replacement of Debenture Certificates

If a debenture share becomes worn or is lost or destroyed, the Company may issue in its stead a new debenture certificate upon the same terms, subject to such proof, indemnity and coverage of the expenses incurred by the Company in verifying the title as the Company deems fit, provided that in the case of wear, the worn debenture certificate is returned to the Company before the new certificate is issued. Stamp tax and other imposts as well as other expenses entailed in the issuance of the new certificate will be borne by the applicant for such certificate.

18.	Notices

Except those cases in which this debenture provides otherwise, any notice by the Company and/or the Trustee to the debenture holders will be served in a registered letter sent to the debenture holder’s last address appearing in the register, and any notice sent as stated will be deemed to have been received by the debenture holder at the end of three days from the day of its delivery at the post office.

The Trustee will send the Company copies of notices and invitations served by it to the debenture holders. Likewise, the Company will send the Trustee copies of notices and invitations served by it to the debenture holders.

However in the event that the debentures are listed, including in the computerized system for trade in institutional securities operated by the Stock Exchange, a notice by the Company and/or the Trustee to the debenture holders may, instead of being sent by registered post as stated above, be served to the registration company and by publication in at least two widely circulated daily newspapers published in Israel in the Hebrew language, and in such case, the day of publication will be deemed as the day of receipt of the notice by the debenture holders.

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ADDENDUM B: GENERAL MEETINGS OF THE DEBENTURE HOLDERS
1. Convening a General Meeting
1.1	The Company may convene general meetings of the debenture holders. The notice of invitation will be sent to the Trustee and to the debenture holders, setting out the time, day and place at which the meeting is to take place and the business which is to be conducted therein.

1.2	The Trustee may convene general meetings of the debenture holders. The notice of invitation will be sent to the Company and to the debenture holders, setting out the time, day and place at which the meeting is to take place and the business which is to be conducted therein.

1.3	The Company or the Trustee shall be obligated to convene a general meeting of the debentures upon the written requisition of holders representing at least ten percent (10%) of the unpaid balance of the principal of the debentures in circulation. In such case, the Trustee or the Company, as the case may be, will be entitled to receive from the debenture holders requesting the meeting reimbursement of the reasonable costs entailed in convening the meeting.

1.4	Notice of at least fourteen (14) days will be given concerning a general meeting in which it is proposed to pass an ordinary resolution or which is being convened for the presentation of a report. Notice of at least twenty one (21) days will be given concerning a general meeting in which it proposed to pass a special resolution. Notwithstanding the aforesaid, the Trustee may shorten the period of such notice if it is of the opinion that the rights of the debenture holders will be prejudiced by the postponement of the meeting.

1.5	Any notice by the Company and/or the Trustee to the debenture holders concerning the convening of a meeting will be served by registered post to each of the debenture holders according to their last address appearing in the register, and any notice sent as stated will be deemed to have been received by the debenture holder at the end of three (3) days from the day of its dispatch by post.

However in the event that the debentures are listed on the Stock Exchange, including in the computerized system for trade in institutional securities operated by the Stock Exchange, a notice by the Company and/or the Trustee to the debenture holders concerning the convening of a meeting may, instead of being sent by registered post as stated above, be served by publication in at least two widely circulated daily newspapers published in Israel in the Hebrew language, and in such case, the day of publication will be deemed as the day of receipt of the notice by the debenture holders.

1.6	Every general meeting will be held at the Company’s registered office or at another address of which the Company will give notice or – where the meeting is

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being convened by the Trustee – at an address of which the Trustee will give notice.

1.7	No resolution lawfully passed in a meeting of the debenture holders will be invalidated where, due to an oversight, notice thereof was not served to the holders of less than 10% of the balance of the unpaid principal of the debentures in circulation, or where notice thereof was not received by such holders.
2.	Chairman of the Meeting

The meeting will be presided over by the Trustee or by another person appointed by the Trustee to serve as chairman of the meeting. In case the Trustee (or the person appointed by it for this purpose) is not present at the meeting within half an hour from the time set for the commencement thereof, the debenture holders present at the meeting will choose one of their number to serve as chairman of the meeting.

3.	Quorum
3.1	Two debenture holders at least, representing at least twenty percent (20%) of the unpaid balance of the principal of the debentures in circulation, present at a meeting in which it is proposed to pass an ordinary resolution or which has been convened for the presentation of a report will be deemed a quorum.

3.2	Two debenture holders at least, representing at least fifty percent (50%) of the unpaid balance of the principal of the debentures in circulation, present at a meeting in which it is proposed to pass a special resolution will be deemed a quorum.

3.3	If a quorum is not present within half an from the time set for the meeting, the meeting will be adjourned to the same day in the next week (and where such day is not a business day, to the first business day immediately thereafter), at the same time and place, or to another day, time or place, if noted in the original invitation to the meeting, without need of an additional notice to the debenture holders. At an adjourned meeting, if a quorum is not present within half an hour from the time set for the meeting, the meeting will be held with any number of participants. Notwithstanding the aforesaid, in the case of a general meeting in which it is proposed to pass a special resolution, the adjourned meeting will not be held unless debenture holders representing at least ten percent (10%) of the unpaid balance of the principal of the debentures in circulation are present.

3.4	The chairman of a general meeting may, with the consent of debenture holders present at a meeting in which there is a quorum, and representing more than fifty percent (50%) of the unpaid balance of the principal represented by the holders present at the meeting, adjourn the meeting, and he shall adjourn the meeting if so directed by such majority. Only business that was on the agenda of the original meeting and that was not concluded or not begun may be transacted at an adjourned meeting.

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4. Voting Rights
4.1	Votes in any meeting of the debenture holders will be conducted on a poll.

4.2	In a vote, each holder present in person or by proxy will have one vote for every NIS 1 of the unpaid balance of the debenture held by him. In the case of joint holders, only the vote of the holder from among them whose name appears first in the register of the debenture holders and who proposes to vote, in person or by proxy, will be counted.

4.3	The chairman of the meeting will not have a further or a casting vote.

4.4	The Trustee may participate in a meeting, without a voting right.

4.5	The debenture holders will be entitled to participate and vote in a meeting in person or by proxy, as set out below.

4.6	Any instrument appointing a voting proxy (“instrument of appointment”) will be signed by the appointer or by an attorney authorized to do so in writing, or, where the appointer is a corporation – in an instrument duly signed by the corporation or by its authorized representative.

4.7	The instrument of appointment, and the power of attorney based on which the instrument of appointment was signed (if at all), or a copy thereof certified to the Company’s satisfaction, will be deposited at the Company’s office or at the place appointed for holding the meeting not less than forty eight (48) hours before the time set for the meeting at which the person named in the instrument of appointment proposes to vote. However, the chairman of the meeting may waive this demand for all the participants in any meeting and accept the aforesaid instruments of appointment and powers of attorney at the start of the meeting.

4.8	An instrument of appointment will be valid also for any adjourned meeting of the meeting to which it refers, unless stated otherwise in the instrument of appointment.

4.9	A vote by virtue of an instrument of appointment will be valid notwithstanding the death of the appointer, or the revocation of the power of attorney on the basis of which the instrument of appointment was issued, or the transfer of the right under the debenture in respect of which the instrument of appointment was issued, unless a written notice concerning the death, revocation or transfer was received at the office or by the chairman of the meeting before the vote.
5.	Resolutions in General Meeting
5.1	Subject to clauses 5.2 and 6 below, all resolutions in general meeting will be passed as ordinary resolutions. An ordinary resolution will be carried by a simple majority of the participating votes (excluding abstainers). A special resolution

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(“special resolution”) will be carried by a majority of seventy five percent (75%) of the participating votes (excluding abstainers).

The required majority in a resolution to dismiss the Trustee is as stated in clause 7 below.

5.2	Resolutions on the matters listed below will be passed by the general meeting solely as a special resolution:
5.2.1	An alteration in the terms of the Trust Deed (including an alteration in the terms of the debentures), where this requires a resolution of the general meeting of the debenture holders, as provided in clause 24 of the Trust Deed.

5.2.2	A compromise with the Company in connection with any right or claim of the debenture holders or any of them, or of the Trustee, or any settlement with the Company in connection with the rights of the debenture holders or the rights of the Trustee under the Trust Deed or according to the terms of the debentures, and inter alia a waiver of any right or claim of the Trustee and/or of the debenture holders against the Company, in accordance with and subject to the provisions of clause 24 of the Trust Deed.

5.2.3	Any other matter which by the terms of the debentures or the Trust Deed requires a special resolution of the general meeting of the debenture holders.

5.2.4	A call for immediate payment on the debentures.

5.2.5	Issuance of instructions to the Trustee.
5.3	It is hereby clarified that debenture holders being a controlling shareholder in the Company, companies controlled by controlling shareholder in the Company and related and included companies of the Company, as these terms are defined in the law, will not be counted in the quorum or in the vote of a general meeting convened for the purpose of passing an ordinary or special resolution, excluding any of the above being a related institutional investor (as this term is defined in clause 10 of the Terms set forth in the back of the page), whose vote will be taken into account.

5.4	In every general meeting of the debenture holders, minutes will be made of all the proceedings and resolutions in the meeting. Any minutes signed by the chairman of a meeting in which resolutions were passed and deliberations took place was transacted, will be prima facie proof of the matters written therein, and unless proven otherwise, any resolution passed in such a meeting will be deemed to have been passed lawfully.

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THE BINDING VERSION IS THE HEBREW VERSION
5.5	A person or persons appointed by the Trustee or by the Company and any other person or persons so authorized by the Company, may be present in a general meeting of the debenture holders (without a voting right).
6. Dismissal of the Trustee
6.1	An invitation to a general meeting of the debenture holders in which it is proposed to pass a resolution to dismiss the Trustee will be served in the same way as an invitation to a meeting in which it is proposed to vote on a special resolution.

6.2	The required majority in a resolution to dismiss the Trustee is the votes of debenture holders representing at least fifty percent (50%) of the unpaid balance of the principal of all the debentures then in circulation.
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TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
ADDENDUM C TO THE TRUST DEED SIGNED ON DECEMBER 21, 2005
BETWEEN CELLCOM ISRAEL LTD.
AND HERMETIC TRUST (1975) LTD.
The Company will pay fees to the Trustee for its services in accordance to the debenture as follows:
1.	For the first trust year, beginning on the date of the Trust Deed and ending 12 months thereafter, the sum of NIS 15,000. The aforesaid payment shall be payable within 30 days from the end of the month in which the Company receives from the Trustee an invoice in respect of this payment. The Trustee will be entitled to forward to the Company an invoice immediately after the signing of this Trust Deed.

2.	For each of the years starting from the second year (e.g. stating at the lapse of 12 months from the date of this Deed) in which unpaid Debentures (series B) shall still exist (except for the first year) an annual fee of NIS 10,000 (the “annual fee”).

3.	The annual fee will be payable to the Trustee within 30 days from the end of the month in which the Company receives from the Trustee an invoice in respect thereof. The Trustee will be entitled to issue to the Company an invoice in respect of each year’s annual fee immediately after the start of each such year. The annual fee will be linked to the index, according to the rate of increase of the known index on the date of payment of the annual fee compared to the base index of the debentures.

4.	VAT, if applicable, will be added to the payments due to the Trustee by the provisions of this clause, and paid by the Company.

5.	The annual fee will be to the Trustee as long as it serves as Trustee under the provisions of this Deed, even if a receiver and/or the receiver is managing and/or the trust according to this Deed is managed under court supervision.

6.	If the office of the Trustee is terminated or expires during a trust year (except for the first trust year), the fee paid in respect of the months in which the Trustee did not serve as trustee on behalf of the debenture holders will be refunded.

7.	Additionally, the Trustee will be entitled to reimbursement of all its reasonable costs incurred in the fulfillment of its duties as trustee and /or the authorities given to it according to this trust deed, provided that with respect to the costs of an expert opinion, the Trustee notifies the Company in advance of its intention to receive an expert opinion.

8.	Additionally, the Trustee shall be entitled for additional payment for actions in case of the Company’s noncompliance with its obligations in the debenture or this trust deed or for actions for the call for immediate payment and for special actions it might need to engage in, if any, for the fulfillment of its duties according to this deed.

TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
9.	It is hereby agreed that the Trustee shall be entitled to a sum in NIS equal to $120 USA, according to the representative exchange rate on the actual payment day, for each hour needed for the aforesaid actions, with the addition of VAT according to the law.

10.	In addition the Trustee shall be entitled for reimbursement of reasonable costs incurred in the fulfillment of the special actions (in addition to the additional payment as aforesaid).

11.	Additionally the Trustee shall be entitled to payment for the participation in general meetings of debenture holders in the sum of NIS 250 per (linked to the index as aforesaid in clause 3), per meeting, with the addition of VAT according to the law. In addition the Trustee shall be entitled for reimbursement of all reasonable costs incurred in connection to convening the meetings of debenture holders initiated by it.

TRANSLATION FROM HEBREW
THE BINDING VERSION IS THE HEBREW VERSION
ADDENDUM TO THE TRUST DEED
Made and signed in Tel Aviv on February 27, 2006

Between:	Cellcom Israel Ltd.
P.C. 511930125
10 Hagavish St., Netanya 42140
	(the “Company”)	of the one part

A n d:	Hermetic Trust (1975) Ltd.
Company no. 51-07051-9
113 Hayarakon St., Tel Aviv
	(the “Trustee”)	of the other part

Whereas	On December 21 2005 the parties entered into a Trust Deed (“Trust Deed”); and

Whereas	following comments from the Securities Authority the parties wish to amend the provisions of the Trust Deed as set forth hereunder;
     Therefore, it is hereby agreed, declared and stipulated between the parties as follows:
1.	The interpretation to the terms used in this addendum shall be as defined in the Trust Deed.

2.	In article 11.1 to the Trust Deed, the words “less than ten percent (10%)” shall be replaced with the words “less than five percent (5%)”.

3.	In article 11.2 to the Trust Deed, the words “ten percent (10%)” shall be replaced with the words “five percent (5%)”.

4.	In article 11.3 to the Trust Deed, the words “ten percent” shall be replaced with the words “five percent”.

5.	Article 14 to Addendum A to the Trust Deed shall be deleted.

6.	The remainder of the articles of the Trust Deed shall remain in effect without any change.
In witness whereof the parties have set their hand hereto:

( - )	( - )
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Cellcom Israel Ltd.	Hermetic Trust (1975) Ltd.
I the undersigned, Liat Menahemi-Stadler, Adv., hereby certify that this Trust Deed was signed by Cellcom Israel Ltd. in accordance with its memorandum and articles, through Messrs. Amos Shapira and Tal Raz.

( - ) Liat Menahemi-Stadler, Adv.
License No. 18656